Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 15, 2009 with respect to the financial statements and supplemental schedule of PNM Resources, Inc. Retirement Savings Plan on Form 11-K for the  year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of PNM Resources, Inc. on Forms S-8 (File No. 333-61598, effective May 24, 2001, File No. 333-113684, effective March 17, 2004, and File No. 333-129454, effective November 4, 2005).

/s/ GRANT THORNTON LLP

Albuquerque, New Mexico
June 15, 2009